Exhibit 99



Form 4 Joint Filer Information

Name:				United Air Lines, Inc.

Address:			1200 East Algonquin Road
				Elk Grove Township, IL, 60007


Designated Filer:		UAL Corporation

Issuer & Ticker Symbol:	Orbitz, Inc. (ORBZ)

Date of Event
Requiring Statement:	12/19/03

Signature:			By:	s/Paul R. Lovejoy
					Senior Vice President, General Counsel and Secretary